UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________
FORM 8-K
__________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): March 4, 2024
WD-40 COMPANY
(Exact Name of Registrant as specified in its charter)
__________

Delaware	000-06936	95-1797918
(State or other jurisdiction of incorporation or organization)	(Commission File Number) WD 40 CO (Commission Company Name)	(I.R.S. Employer Identification Number)
9715 Businesspark Avenue, San Diego, California 92131
(Address of principal executive offices, with zip code)
(619) 275-1400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, par value $0.001 per share	WDFC	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On March 4, 2024 (“Closing Date”), WD-40 Holding Company Brasil Ltda. (“Buyer”), a wholly-owned subsidiary of WD-40 Company (“Company”), acquired all of the issued and outstanding capital stock of Brazilian distributor, Theron Marketing Ltda. (“Theron”), from M12 Participações Empresarias S.A. (“Seller”) in a cash-for-stock transaction. The approximate purchase price of $6.9 million USD is subject to a 90-day post closing adjustment. Theron had been the exclusive distributor of WD-40® Brand products in Brazil for the last 27 years. The Quota Purchase Agreement of even date (“Agreement”) entered into by Buyer, Seller, and Theron included the following additional terms and conditions:

a. The establishment of an escrow account containing approximately $200,000 USD of the cash consideration to cover indemnifiable losses, if any, with the balance to be released to Seller on the second anniversary of the Closing Date,

b. The purchase of an insurance bond or policy by Seller to cover certain taxes for which Seller agreed to indemnify Buyer,

c. A three-year non-competition provision, and

d. A one-year non-solicitation provision.

In connection with this acquisition, Theron signed a three-year Transition Services Agreement (“TSA”) with VDBN Representações Comerciais Ltda., a related party of Seller, for logistics and related services, for which the minimum fees total approximately $2.1 million USD.

The foregoing descriptions of the terms of the Agreement and TSA do not purport to be complete and are qualified in their entirety by reference to the full text of the Agreement and TSA, copies of which are expected to be filed on or before March 8, 2024 as exhibits to an amendment to this Current Report on Form 8-K.

Item 7.01.	Regulation FD Disclosure.

On March 4, 2024, the Company issued a press release announcing the acquisition of Brazilian distributor, Theron Marketing Ltda., by its Brazilian subsidiary, WD-40 Holding Company Brasil Ltda. The Company also announced that it will share additional details of this acquisition with investors when its results for the second fiscal quarter of 2024 are reported, which are expected to be released on April 9, 2024.
The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference into this Item 7.01.
The information in Item 7.01, including Exhibit 99.1, is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and is not deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release Announcing Acquisition of Brazilian Distributor, dated March 4, 2024.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WD-40 Company

(Registrant)

Date: March 4, 2024	/s/ PHENIX Q. KIAMILEV
Phenix Q. Kiamilev

Vice President, General Counsel and

Corporate Secretary